As filed with the Securities and Exchange Commission on March 31, 2022.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Genius Group Limited

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Singapore	8200	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification number)

8 Amoy Street, #01-01

Singapore 049950

Tel: +65 8940 1200

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, DE 19711

Tel: (302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications
sent to agent for service, should be sent to:

Barry Grossman, Esq.	Benjamin A. Tan, Esq.
Benjamin S. Reichel, Esq.	Sichenzia, Ross, Ference, LLP
Ellenoff Grossman & Schole LLP	1185 Avenue of the Americas, 31st Floor
1345 Avenue of the Americas, 11th Floor	New York, NY 10036
New York, NY 10105	Tel: (212) 930 9700
Tel: (212) 370-1300	Fax: (212) 930 9725
Fax: (212) 370-7889

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-257700

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(a) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form F-1 is being filed by Genius Group Limited, a Singapore public limited company (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form F-1. This Registration Statement relates to the Registrant’s Registration Statement on Form F-1 (File No. 333-257700) (the “Prior Registration Statement”), initially filed by the Registrant on July 6, 2021 and declared effective by the Securities and Exchange Commission (the “Commission”) on March 31, 2022. This Registration Statement covers the registration of additional ordinary shares, no par value per share, of the Registrant with a proposed maximum aggregate offering price of $4,140,000 (including additional ordinary shares that may be issued upon exercise of the underwriters’ over-allotment option), additional warrants to be issued to the representative of the underwriters (the “Warrants”), plus additional ordinary shares of the Registrant underlying the Warrants with a proposed maximum aggregate offering price of $258,750. The required opinions of counsel and related consents, accountants’ consents, and registration fee-related information are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth in Exhibit 107 hereto by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of April 1, 2022), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than April 1, 2022.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Prior Registration Statement are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit Number	Description of Document
5.1 *	Opinion of Allen & Gledhill LLP regarding legality of offered shares
5.2 *	Opinion of Ellenoff Grossman & Schole LLP regarding legality of representative’s warrants
23.1 *	Consent of Marcum LLP
23.2 *	Consent of Lightheart, Sanders and Associates
23.3 *	Consent of Bailey Group for Property Investors Network Ltd
23.4*	Consent of Bailey Group for Mastermind Principles Limited
23.5*	Consent of Allen & Gledhill LLP (included in Exhibit 5.1)
23.6*	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.2)
107*	Calculation of Registration Fee

*	Filed herewith.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on March 31, 2022.

GENIUS GROUP LIMITED

By:	/s/ Roger James Hamilton
	Name:	Roger James Hamilton
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roger James Hamilton	Chief Executive Officer, Chairman (principal executive officer)	March 31, 2022
Roger James Hamilton

/s/ Michelle Clarke	Chief Marketing Officer, Director	March 31, 2022
Michelle Clarke

/s/ Suraj Naik	Chief Technology Officer, Director	March 31, 2022
Suraj Naik

/s/ Jeremy Harris	Chief Financial Officer (principal financial and accounting officer)	March 31, 2022
Jeremy Harris

/s/ Sandra Morrell	Director	March 31, 2022
Sandra Morrell

/s/ Patrick Grove	Director	March 31, 2022
Patrick Grove

/s/ Nic Lim	Director	March 31, 2022
Nic Lim

/s/ Anna Gong	Director	March 31, 2022
Anna Gong

/s/ Richard J. Berman	Director	March 31, 2022
Richard J. Berman

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Signature of Authorized Representative in The United States

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Genius Group Limited, has signed this registration statement or amendment thereto in Newark, Delaware on March 31, 2022.

PUGLISI & ASSOCIATES

By:	/s/ Mr. Donald J. Puglisi
	Name:	Mr. Donald J. Puglisi
	Title:	Managing Director

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